Exhibit 4.7

Dated the 19 th day of l vfa ( C h . 2025 WISELY LIMITED AND JAN FINANCIAL PRESS LIMITED TENANCY AGREEMENT Premises : 22/F. of Euro Trade Centre, 13 - 14 Connaught Road Central & 21 - 23 Des Voeux Road Central, Hong Kong Rent HK $ 240 , 000 . 00 (exclusive of rates, management fees and air - conditioning charges) . Term Two years from 20 May 2025 Deposit HK.$814,038.00

AN AGREEMENT made this / 8 tit day of fv'ltt rolt. 2025 BETWEEN the party whose name address and description are more particularly described and set out in Part I of the First Schedule hereto ("the Landlord") and the party whose name address and description are more particularly described and set out in Part II of the First Schedule hereto ("the Tenant") . WHEREBY IT IS AGREED as follows : - I. Premises, Tenn and Rent The Landlord shall let and the Tenant shall take ALL THOSE premises more particularly described and set out in the Second Schedule hereto (hereinafter referred to as "the said premises") (excluding the exterior face of the building of which the said premises form part and the lifts, public staircases, lift lobbies, smoke lobbies passages and other areas intended for common use in the said building more particularly described in the Second Schedule hereto (hereinafter referred to as "the said building")) together with the non - exclusive right of use of the lifts (whenever the same shall be operating), the public staircases, lift lobbies, smoke lobbies and passages leading thereto so far as the same are necessary for the proper enjoyment of. the said premises and the free and uninterrupted passage and running of electricity and other services through the service media of the said building and serving with the said premises excepting and reserving the right to the free passage of water sewage and electricity and other services from and to any other of the said building and any neighbouring premises through the pipes sewers conduits and wires which are now in upon or under the said premises and subject to the terms and condition hereinafter contained for the term and at the rent (hereinafter referred to as "the Rent") more particularly described and set out in the Third Schedule hereto. 2. Tenant's Covenants The Tenant to the intent that the obligations hereunder shall continue throughout the said term of tenancy hereby agrees with the Landlord as follows : - (a) To pay rent To pay the Rent on the days and in manner herein provided for payment thereof without any deduction and without any set - off whatsoever on the 1 st day of each calendar month . The first payment of which shall be made upon the signing of this Agreement . (b) To pay Government Rent. Rates etc. To pay and discharge all government rent and rates (as mentioned in the Fourth Schedule hereto) quarter 1 y in advance and to pay all taxes, assessments, duties, charges, impositions and other outgoings (all expenses and outgoings of a capital or non - recurring nature are excepted) .

(c) To pay management fees and air - conditioningchar s To pay as additional rent the management fee and air - conditioning charges from time to time charged by the Manager of the said building . The initial rate of the said management and air - conditioning charges is mentioned in the Third Schedule hereto . (d) To pay gas, water, electricity charges To pay and discharge all charges for gas, water, electricity and telephone rental and other outgoings now or at any time hereafter consumed by the Tenant and chargeable in respect of the said premises and to make all necessary deposits therefor . 2 (e) To keep interior etc. in repair To keep at its own costs the interior of the said premises including the decorations, flooring, interior plaster or other finishes or rendering to walls, floors and ceilings and all other Landlord's fixtures therein including all doors, windows, glass panels, air - conditioners, taps, wash basins, water closets, sinks, cisterns, electrical installations, wiring, water and drainage pipes in good, clean tenantable repair and condition (fair wear and tear excepted) and to deliver up the same to the Landlord at the expiration or sooner detennination of the tenn in like condition (fair wear and tear excepted) . (f) To reimburse the Landlord for broken or damaged windows and/or glass To be wholly responsible for and to indemnify and reimburse the Landlord all costs and expense incurred by the Landlord in repairing or replacing broken or damaged windows and/or glass panels caused by the act, neglect, omission or default of the Tenant within the said premises . (g) To be responsible for loss or damage caused by Interior Defects To be wholly responsible for any loss, damage or injury caused to any person whomsoever directly or indirectly through the defective or damaged condition of any of the interior of the said premises or any fixture and fittings or decorations of the Landlord and the Tenant and to make good the same by payment of otherwise . (h) To pennit Landlord to enter and view To permit the Landlord and all persons authorized by it at all reasonable times of the day upon prior written notice to enter and view the state of the said premises, to take inventories of the Landlord's fixtures and fittings therein, to carry out any work or repairs which require to be done and, during the last (3) months of the said term, to show the said premises to prospective tenants or purchasers . (i) To execute repairs on receipt of notice On receipt of any written notice from the Landford or its authorized representatives specifying any works or repairs which are required to be done and which are the responsibility of the Tenant hereunder forthwith to put in hand and execute the same with all possible despatch and without any delay . (j) Notto erect install or alter partitioning fixtures, etc. without Landlord consent Not without the consent of the Landlord (such consent shall not be unreasonably withheld and/or delayed) to erect, install or alter any fixtures, partitioning or other erection or installation in the said premises or any part thereof or make any structural alterations to the existing layout of the said premises or the decoration thereof . (k) Not to cut walls etc. Not to cut maim or injure any doors, windows, or any beams of the said premises without the consent of the Landlord . (I) Not to assign or sublet Not to assign underlet or otherwise part with the possession of the said premises or any part thereof or any interest therein either by way of sub - letting lending sharing or other means whereby any person or persons not a party to this Agreement obtains the use possession occupation or enjoyment of the said premises or any part thereof irrespective of whether any rental or other consideration is given for such use possession occupation and enjoyment and in the event of any such sub - letting sharing assigning or parting with the possession of the said premises (whether for monetary consideration or not) this Agreement may at the discretion of the Landlord be absolutely determined in which event the Tenant shall forthwith surrender the said premises to the Landlord. The tenancy shaJl be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless previously approved in writing by the Landlord (which approval the Landlord may give or withhold at its discretion without assigning any reason therefor) be deemed to be breaches of this Clause. 3 (i) In the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of the existing partner or otherwise . (ii) In the case of a tenant which is a corporation any take - over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who own a majority of the Tenant's voting shares or who otherwise has or have effective control thereof . 4 (iii) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the said premises or any part thereof or does in fact use possess occupy or enjoy the same . (iv) In case of a tenant which is an individual (including a sole surviving partner of a partnership tenant) the death, bankruptcy, insanity or other disability of that individual, to the intent that no right to use, possess, occupy or enjoy the said premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee of bankruptcy, trustee or committee of any such individual . (m) Not to produce music or noise audible outside Not to produce or permit or suffer to be produced any music, noise (including sound produced by broadcasting or any apparatus or equipment capable of producing reproducing receiving, or recording sound) so as to be a nuisance or annoyance to occupiers of other premises in the said building or in the neighbourhood . (n) Not to pennit nuisance or annoyance Not to do any act or thing which is a nuisance annoyance damage or disturbance to the Landlord or to the tenants or occupiers of other premises in the said building or in any adjoining or neighbouring building . (o) Not to breach Government Lease tenns Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever which amounts to a breach or non - observance or non performance of any of the negative or restrictive terms and conditions under which the said building is held from the Government of Hong Kong Special Administrative Region . (p) Not to keep arms or combustible or hazardous goods in premises Not to keep or store on or in the said premises any arms, ammunition, gunpowder, saltpetre, kerosene, or other explosive combustible goods nor keep or store or permit to be kept or stored any dangerous goods within the meaning of Dangerous Goods Ordinance or any enactment amending or replacing the same and the regulations from time to time in force thereunder .

(q) Not to permit illegal or immoral use Not to use or pennit or suffer the said premises to be used for any illegal or immoral purpose . (r) Not to display signs Not to affix or display or permit or suffer to be affixed or displayed outside the said premises any signboard, sign, decoration or other device whether illuminated or not which may be visible from outside the said premises save that : - (1) The Tenant shall be entitled at his own expense to display his name exhibited in English and Chinese in such form or lettering or characters to be approved by the Landlord and/or the Manager of the said building on the Directory Boards (if the same are provided in the said building) . (2) The Tenant shall be entitled at his own expense to have his name painted or affixed in such form or lettering or characters to be approved by the Landlord and/or the Manager of the said building on the Tenant's entrance door or doors . (s) Notto encumber or obstruct passages and common areas Not to encumber or obstruct with any boxes, packaging or obstruction of any kind or nature any of the entrances, staircases, landings, passages, lifts (if any) lobbies or other parts of the said building in common use and not to leave rubbish or any article or thing in any part of the said building not in the exclusive occupation of the Tenant . (t) To comply with Ordinances etc. To obey and comply with and to indemnify the Landlord against the breach or non - observance or non - performance by the Tenant of all ordinances, regulations, by - laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the said premises or any other act, deed, matter or thing done or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant . (u) To observe Deed ofMutual Covenant To obey observe and comply with and perform all the covenants terms and provision in the Deed of Mutual Covenant and the Management Agreement (if any) relating to the said building so far as they relate to the use or occupation of the said premises and to indemnify the Landlord against the breach non - observance or non - performance thereof by the Tenant . 5

(v) To pay cost of clearing drains etc. To pay to the Landlord on written demand all reasonable costs properly incurred by the Landlord in the cleansing or clearing any of the drains, pipes or sanitary or plumbing apparatus choked or stopped if the same is/are caused by or as a result of the careless or improper use or neglect by the Tenant or any employee, agent or licensee of the Tenant . (w) To protect interior from approaching typhoon To take al 1 reasonable precautions to protect the interior of the premises against damage by storm or typhoon or the like . (x) Yielding up premises At the expiration or sooner determination of the term of tenancy hereby created quietly to yield up the said premises to the Landlord in good condition and substantial repair and reinstate the said premises to "bare shell" condition and forthwith make good any damage caused thereby . (y) Breach of insurance policy Not to do or permit or suffer to be done any act or thing whereby the policy or policies of insurance on the said premises against damage by fire or other perils may become void or voidable or whereby the rate of premium thereon may be increased and to repay to the Landlord all sums paid by way of increased premium and all expenses incurred by the Landlord in or about any renewal of such policy or policies rendered necessary by a breach of this term . 6 (z) Storage of goods and merchandise Not to use the said premises or any part thereof for the manufacture or storage of goods or merchandise. (aa) Kee.ping pets Not to keep any animals or pets on the premises and to take reasonable precautions not to allow the premises or any part thereof to become infested by termites, rats, roaches or any other pests or vermin . (bb) structural and other alternation Not without the previous consent of the Landlord and the Manager of the said building to erect, install or alter any exterior walls or fabric or other erection or installation in the said premises or any part thereof or without the like consent to make or permit or suffer to be made alterations in or additions to the electrical wiring and installations and/or the fire fighting equipments (if any) or to install or permit or suffer to be installed any equipment or apparatus which imposes a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical main wiring or which consumes electricity exceeding the permitted or maximum voltage designated for the said prermses . 7 (cc) Electricity installation To repair or replace any electricity installation or wiring of the Tenant if the same becomes dangerous or wisafe or if required by the Landlord or by the Electric Supply Company or other proper Authority. The Tenant shall permit the Landlord or its agents to test the Tenant's wiring in the said premises at any reasonable time upon giving reasonable notice to the Tenant. (dd) Sanitary and water agparatus To keep the sanitary and water apparatus used exclusively by the Tenant and his servants, agents and licensees in clean and tenantable repair and condition in accordance with the regulations or bye - laws of all Public Health and other Government Authorities concerned . (ee) Auction house Not to conduct or permit any auction or similar sale of things or properties of any kind to take place on the said premises Provided that this provision shall not preclude the conduct of genuine periodic seasonal or promotional sales . (ff) No toutine Not to permit any touting or soliciting for business or distributing of any pamphlets notice or advertising matter outside the said premises or anywhere within the said building by any of the Tenant's servants agents or licensees . (gg) Sleeping or domestic Not to use the said premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any ordinance for the time being in force . (hh) Manufacture & storage of merchandise Not to use the said premises for the manufacture of goods or merchandise or for the storage of goods or merchandise other than stock reasonably required in connection with the Tenant's business carried on therein . (ii) Goods & merchandise outside the gremises

Not to place expose or leave or permit to be placed exposed or left for display sale or otherwise any goods or merchandise whatsoever upon or over the ground outside the said premises . 8 (jj) Preparation of food and prevention of odours (i) Not to prepare or permit or suffer to be prepared any food on the said premises. (ii) Not to cause or permit any offensive or unusual odours to be produced upon or emanate from the said premises. (kk) Tenant's insurances To effect and maintain during the currency of this tenancy, insurance cover in respect of the following: - (i) Third Party In respect of liability for loss injury or damage to any person or property whatsoever caused through or by any act default or neglect of the Tenant which might give rise to a claim . The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting . (ii) Glass - All glass now or hereafter in the said premises for its full replacement value . (iii) Water Damage Against damage to stocks fixtures and fittings for the full insurable value occurring in respect of the use or misuse of the fire sprinkler system installed within the said premises or incursion of water therein (iv) Tenant's Fittings The Tenant's fittings stock and equipment within the said premises against fire and extraneous perils for their full replacement value. (11) User To use the said premises only for the purposes set forth in the Sixth Schedule hereto and in the trade name set forth in the Seventh Schedule hereto and not for other purpose whatsoever without the express permission of the Landlord in writing . 9 3 . Landlord covenants The Landlord hereby agrees with the Tenant as follows: - (a) Topaypropertytaxetc. To pay the property tax and other expenses of a capital or non - recurring nature attributable to or payable in respect of the said premises . (b) That Tenant shall have quiet enjoyment That the Tenant paying the rent hereby agreed to be paid on the days and in a manner herein provided for payment of the same and observing and performing the agreements stipulations terms and conditions herein contained and on the Tenant's part to be observed and performed shall peaceably hold and enjoy the said premises during the said term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord .. 4. IT IS HEREBY FURTIIBR EXPRESSLY AGREED AND DECLARED as fol1ows: - (a) Re - entry If the rent hereby agreed to be paid and other money payable hereunder or any part thereof shall be unpaid for fifteen days after the same shall become payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the agreements, stipulations terms and conditions herein contained and on the Tenant's part to be observed and performed and the Tenant shall fail to remedy the same within fifteen days after a written notice has been served on the Tenant specifying such failure or neglect to observe or perform as aforesaid or if the Tenant shall go into liquidation whether compulsory or voluntary (except for the purpose of amalgamation or reconstruction with a solvent company) or if the Tenant shall otherwise become insolvent or make any composition or arrangement with creditors or shall suffer any execution to be levied on the said premises or otherwise on the Tenant's goods or if a receiver shall be appointed, then and in any such case it shall be lawful for the Landlord, by sending to the Tenant a prior written notice, at any time thereafter to re - enter on the said premises or any part thereof in the name of the whole whereupon this Agreement shall absolutely cease and determine and the Deposit paid under Clause 7 hereof shall be used to offset all actual loss and damage sustained by the Landlord in accordance with Clause 7 hereof but the rights and remedies given to the Landlord by this Clause shall be deemed cumulative remedies and shall not prejudice any right of action of the Landlord in respect of any outstanding breach of non - observance or non - performance of any of the said agreements, stipulations, terms and conditions herein contained and on the Tenant's part to be observed and performed . All costs and expenses incurred by the Landlord with a view to exercising the said rights or remedies or attempting to do the same shall be repaid by the Tenant and is recoverable from him as a debt . (b) Non - waiver Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord or any rights to proceed against the Tenant in respect of any breach non - observance or non - performance of the said agreements stipulations terms and conditions herein contained and on the Tenant's part to be observed and performed . (c) Landlord not liable for fire and overflow water etc. The Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever : - (i) In respect of any loss or damage to person or property sustained by the Tenant or any such other person caused by or through or in any way owing to fire explosion, faJling plaster, gas, electricity, rain or the overflow of water from anywhere within the said building unless such loss or damage are caused by the act, neglect or default of the Landlord, or (ii) For the security or safe keeping of the said premises or any contents therein, or (iii) In respect of any injury or damage caused by the lifts (if any) or escalators (if any) due to the defective conditions or mechanical failure or other causes whatsoever, nor shall the rent or any part thereof abate or cease to be payable on account thereof . (d) Tenant responsible for acts of servants customers etc. For the purpose of these presents any act, default, neglect or omission of any guest, visitor, servant, agent, employee, licensee or invitee of the Tenant shal 1 be deemed to be the act, default, neglect or omission of the Tenant . (e) For the purposes of Distraint rent in arrears if not paid in advance on due date (i) For the purposes of this Agreement and for the purposes of distress IO any arrears of management fee and air - conditioning charges and/or rates and/or other charges (if any) hereby agreed to be paid by the Tenant shall be deemed to be arrears of rent and the Landlord shall have the right for distress for any arrears of charges notwithstanding any rule of law or equity to the contrary . (ii) For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the rent and other charges payable in respect of the said premises shall be and be deemed to be in arrear if not paid in advance at the times and in manner hereinbefore provided for payment thereof All costs and expenses (including legal costs) for and incidental to any distraint shall be paid by the Tenant and is recoverable from him as a debt on a full indemnity basis. (f) Landlord can exhibit LettiniNotice during the last three months of term During the last three months immediately preceding the expiration of the term hereby created, the Tenant shall allow, upon prior written notice to the Tenant, at reasonable times of the day prospective tenants or purchasers to view and inspect the said premises provided that such tenants or purchasers have been given written authority from the Landlord for so doing . (g) Service of Notice Any notice required to be served hereunder shall, if to be served on the Tenant, be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the said premises or the Tenant's registered office or its last known address in Hong Kong Special Administrative Region and, ifto be served on the Landlord shall be sufficiently served on the Landlord's registered office herein mentioned or its last known place ofbusiness in Hong Kong . (h) Stamp duty registration fee & Costs Each party shall bear its own legal costs and expenses in relation and incidental to the preparation and approval of this Agreement . The stamp duty and registration fee (if any) payable on this Agreement and its counterpart sha 11 be borne by the parties hereto in equal shares . 11 (i) Legal & other costs of enforcement of this Agreement The Tenant shall be liable for all costs and expenses including but not limited to legal costs on indemnity basis incurred by the Landlord in connection with the demand of payment of any rent in arrear or any outstanding sum to be payable by the Tenant hereunder and in respect of the enforcement of any provisions of this Agreement by the Landlord .

G) 12 No warrant y No warranty whatsoever is given by the Landlord that the said premises and/or the structure and condition of the said premises or the said building or any fittings installations or appliances (if any) incorporated in the said premises and/or the said building are suitable for the purpose for which they are required by the Tenant and the Tenant is required to make all necessary enquiries and/or professional advice to ensure that the said premises are suitable for their own business purposes . (k) Quitting the premises It is hereby expressly agreed and declared that notwithstanding any statutory provision to the contrary the Tenant shall promptly and punctually quit and deliver up possession of the said premises at the end or sooner determination of the tenancy hereby created . (l) "As is" basis The said premises is let to the Tenant on their "as is" basis and the Tenant hereby confirms and accepts possession of the said premises with full knowledge of the physical condition of the said premises and shall raise no objection thereto . 5. Key money The Tenant hereby expressly declares that for the grant of the said term no key money or other premium or consideration has been paid to the Landlord or to any person . 6. Suspension and abatement of rent If the said premises or the said building or any part thereof shall at anytime during the term of tenancy hereby created be inaccessible of so destroyed or damaged owing to fire water storm wind typhoon defective construction white ants earthquakes subsidence of the ground or any calamity or any other cause (not attributable to the act or default of the Tenant) beyond the control of the Landlord as to render the said premises or any part thereof unfit for habitation and use and the policy or policies or insurance effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or part in consequence of any act or default of the Tenant or if at any time during the continuance of this tenancy the said premises or the said building shall be condemned as a dangerous structure or a demolition order or closure order shalJ become operative in respect of the said premises or the said building then the rent and all other charges payable hereunder hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall forthwith be suspended until the said premises or the said building shall again be rendered accessible or fit for habitation and use as the case may be and the Landlord shall pay to the Tenant the amount of any such abatement in so far as the rent shall have been paid in advance provided the amount of such abatement shall be such sum as shall either be agreed between the parties in writing or in the event of failing by the parties to reach agreement by a single arbitrator in accordance with the provisions of the Arbitration Ordinance (Chapter 341 ) of the Laws of Hong Kong or any statutory modification or re - enactment thereof for the time being in force AND provided always that the Landlord shall be under no obligation to reinstate the said premises if by reason of the condition of the said premises or any local regulations or other circumstances beyond the control of the Landlord it is not practicable or reasonable so to do Provided that should the said premises or the said building not have been reinstated within three months from the occurrence of such damage or destruction order then either party hereto shall at liberty to terminate this Agreement by serving on the other not less than one month's notice in writing to determine this present tenancy and thereupon the same and everything herein contained shall determine as from the date of the expiration of such notice and neither party shall be entitled to claim for any loss or compensation whatsoever against the other in respect of such early determination but without prejudice to the rights and remedies of the Landlord against the Tenant in respect to any antecedent claim or breach of the agreements stipulations terms and conditions herein contained inclusive of but not limited to the terms in respect of the rent payable hereunder prior to the coming into effect of the suspension . 13 7 . Rental deposit (a) The Tenant shall on the signing hereof deposit and maintain with the Landlord a deposit of the amount as set out in the Third Schedule to secure the due observance and performance by the Tenant of the agreements, stipulations and conditions herein contained and on the Tenant's part to be observed and performed. The said deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant and in the event of any breach of non - observance or non - performance by the Tenant of any of the said agreements, stipulations or conditions aforesaid, the Landlord shaJl be entitled to deduct therefrom the amount of any monetary loss incurred by the Landlord in consequence of the breach, non - observance or non - perfonnance by the Tenant in which event the Tenant shall as a condition precedent to the continuation of the tenancy deposit with the Landlord the amount so deducted and if the Tenant shall fail so to do, the Landlord shall forthwith be entitled to re - enter on the said premises and to determine this Agreement and forfeit the deposit as hereinbefore provided. Provided that nothing herein shall prejudice the Landlord's rights of action against the Tenant for any further damages or loss in consequence of such breach over the said deposit and or the deducted part hereof (as the case may be). (b) Subject as aforesaid, the said deposit shall be refunded to the Tenant by the Landlord without interest within seven days after the expiration or sooner determination of this Agreement and the delivery of vacant possession to the

Landlord or within fourteen days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach, non - observance or non - performance of any of the agreements, stipulations or conditions herein contained and on the part of the Tenant to be obsen,ed and performed, whichever is the later . (c) In the event that the said premises and/or this Agreement shall be assigned by the Landlord to any person, the Landlord shall be entitled (incidental to such assignment) to transfer directly the Deposit or the balance thereof after making any deduction in manner aforesaid (whether with or without the consent of the Tenant) to such assignee Provided that such assignee shall undertake with the Tenant to refund such Deposit or balance thereof in accordance with the provisions hereof The Tenant shall promptly at the request of the Landlord enter into sign and execute such necessary agreements, deeds or documents in such form and substance to the reasonable satisfaction of the Landlord to release the Landlord's obligation in respect of the refund of the Deposit or balance thereof (as the case may be) so as to give effect to the transfer pursuant to this Clause PROVIDED that if the Tenant fails and/or refuses to sign and execute the said documents or any of them, the Landlord's obligation in respect of the refund of the Deposit or balance thereof (as the case may be) shall thereupon be released and discharged and the Tenant shall thereafter have no claim whatsoever against the Landford in respect thereof . 14 8. Interest on Default 9. Notwithstanding anything herein contained in the event of default in payment of rent, management fees, air - conditioning charges and any other payments due from the Tenant to the Landlord under this Agreement for a period of fifteen (15) days from the date on which the same becomes due for payment, the Tenant shall further pay to the Landlord (or his duly authorized agent) interest on the amount in arrears at the rate of 2 % per month from the date on which the same becomes due for payment to the date of payment thereof provided that the demand and/or receipt by the Landlord (or his duly authorized agent) of any interest pursuant to this Clause shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy (including the right of re - entry) exercisable under this Agreement . xclusion of Landlord's liabilit It is hereby agreed that the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever : - (a) In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to any defect in or breakdown of the lifts escalators, electric power and water supplies, or any other sen,ice provided in the said premises or in the common area of the said building, of which the said premises form part unless such loss or damage are caused by the act, neglect or default of the Landlord, or (b) In respect of any loss or damage to personal property sustained by the Tenant or any other person caused by or through or in any way owing to the escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the said premises and/or the said building unless such loss or damage are caused by the act, neglect or default of the Landlord, or (c) For the security or safekeeping of the said premises or any contents therein and in particular and the responsibility for the safety of the said premises and the contents thereof shall at all times rest with the Tenant nor shall the rent and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of any of the foregoing . 10. ThirdPartyRights It is expressly provided that the Contracts (Rights of Third Parties) Ordinance, Cap . 623 shall not apply to this Agreement and nothing herein will create any rights or benefits under the said Ordinance in favour of anyone other than the parties hereto . 11. Head Notes The head notes are intended for guidance only and do not form part of this Agreement nor shall any of the provision in this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby . 12. Interpretation In this Agreement unless the context otherwise requires : - (a) "Month" and "monthly" refer to a calendar month. (b) Words importing the masculine gender include the feminine gender and the neuter gender and vice versa and words importing the singular number include the plural number and vice versa and where two or more persons are comprised in the expression "the Landlord" and nthe Tenant" the covenants agreements herein contained on the part of the Landlord and the Tenant shall be deemed to be made by such persons jointly and severally . (c) "person" include an individual a partnership and a company or other corporate or unincorporate body . 13. Additional Terms and Conditions The Landlord and the Tenant hereby agree that the terms, conditions or matters set out in the Fifth Schedule hereto (if any) shall apply to this Agreement and shall be deemed to be incorporated herein . 15

TIIE FIRST SCHEDULE ABOVE REFERRED TO 16 Particulars of the Landlord WISELY LIMITED ( iS&i}ii] ) Name Registered Office B.R.No. Name Registered Office 26/F., Wing On House, 71 Des Voeux Road Cetral, Central, Hong Kong 17025247 Part TI Particulars of the Tenant JAN FINANCIAL PRESS LIMITED (!Ji: MiIEJJ,ijrj1Jl5&i},Ej) 22 nd Floor, Euro Trade Centre, Nos.13 - 14 Connaught Road Central, Central, Hong Kong B.R.No. 70410235 THE SECOND SCHEDULE ABOVE REFERRED TO (DESCRIPTION OF THE SAID PREMISES) ALL THAT TWENTY SECOND FLOOR of EURO TRADE CENTRE ( fi i:p,ti,), Nos . 13 - 14 Connaught Road Central, Nos . 21 - 23 Des Voeux Road Central, Hong Kong ("the Building") erected on MARINE LOT NO . 366 as shown for the purpose of identification only coloured pink on the Plan hereto annexed .

I J THE IWRD SCHEDULE ABOVE REFERRED TO 17 (TERM OF LETTING, RENT, ETC.) 1. Term TWO (2) YEARS commencing from the 20 th day of May 2025 to the 19 th day of May 2027 both days inclusive . 2. Rent HONG KONG DOLLARS TWO HUNDRED FORTY THOUSAND ONLY (HK $ 240 , 000 . 00 ) per - month (excJusive of rates, management fees and air conditioning charges) . The rent shall be payable in advance without deduction set - off or withholding on the 1 st day of each and every calendar month . 3. Rental Deposit 4. Management Fee 5. Air - conditioning charges HONG KONG DOLLARS EIGHT HUNDRED FOURTEEN THOUSAND AND THIRTY EIGHT ONLY (HK $ 814 , 038 . 00 ) (which is equivalent to the aggregate of three months' rent, three months' management fee and air - conditioning charges and three months' rates) which shall be paid by way of transfer of the sum of HK $ 814 , 038 . 00 out of the deposit of HK $ 949 , 020 . 00 ("the old deposit") paid by the Tenant to the Landlord upon expiration of the existing tenancy under the existing Tenancy Agreement dated the 4 th day of January 2022 ("the Existing Tenancy Agreement") made between the parties - hereto in respect of the said premises Provided That nothing herein shall in any way prejudice the right of the Landlord to deduct from the said sum of HK $ 814 , 038 . 00 any loss, claims and demands against the Tenant pursuant to the Existing Tenancy Agreement and in such event the Tenant shall when called upon to do so pay to the Landlord forthwith such amount as is necessary to make up the total sum of the Rental Deposit payable hereunder . HK$9,408.00 per month subject to adjustment by the Manager of the said building from time to time. HK . $ 10 , 288 . 00 per month (within the normal business hours designated by the Manager of the Building) subject to adjustment by the Manager of the said building from time to time .

.., THE FOURTH SCHEDULE ABOVE REFERRED TO (DETERMINATION OF RATES) As imposed by the Government from time to time (current HK$34,950.00/quarter). amount is IBE FIFTH SCHEDULE ABOVE REFERRED TO Handover Condition 1. (a) The Tenant shall be responsible at its own costs and expenses to repair and maintain the said premises together with all such fixtures, fittings and Electrical & Mechanical Installations, the men and women toilets and the air conditioning system in good clean and tenantable repair and condition and properly preserved . (b) Upon the expiration of the term hereof or the sooner determination thereof, the Tenant shall yield up the said premises to the Landlord in a "bare shell" condition, save and except the men and women toilets and the air conditioning system and in good and tenantable repair . For such purpose, the Tenant sha 11 reinstate remove or do away with such alternations fixtures or additions or any part of the said premises and make good and repair in a proper and workmanlike manner any damage to the said premises as a result thereof before the delivery of possession of the said premises to the Landlord upon the expiration or the sooner determination of this Agreement . THE SIXTH SCHEDULE ABOVE REFERRED TO The User: - For the purpose of office use only but not for any other purpose. THE SEVENTH SCHEDULE ABOVE REFERRED TO The Trade Name : - English JAN FINANCIAL PRESS LIMITED 18 / . .:,;.::.· , ··

AS WITNESS the hands of the parties hereto the day and year first above written. SIGNED by Mr. CHAN Lap Fun Larry, its director, for and on behalf of the Landlord in the presence of: - () l<wO{<.. VAL SIGNED by Mr. WONG Tsz Kin, its sole director for and on behalf of the Tenant in the presence of: - LL0i1') -- ;:,1' ½li \ c ௭ \ _) ' ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) 19

Whole of 22/F Euro Trade Centre